UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2024

Chain Bridge I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41047	98-1578955
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8 The Green #17538 Dover, DE	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 656-4257

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable Warrant to acquire one Class A ordinary share	CBRGU	The Nasdaq Capital Market
Class A ordinary shares, par value $0.0001 per share	CBRG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into A Material Definitive Agreement.

As previously disclosed, on November 11, 2024, Chain Bridge I (the “Company”) entered into non-redemption agreements (the “Agreements”) and one or more investors (each, a “Backstop Investor”). On November 12, 2024, the Company and each Backstop Investor entered into Amendment No. to Non-Redemption Agreement (the “Amendment”) pursuant to which the parties agree to allow the Backstop Investors to purchase Acquired Shares (as defined in the Agreements) at any time prior to the extraordinary general meeting of the Company’s shareholders to be held at 11:00 a.m. Eastern Time on November 14, 2024 (the “Meeting”).

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the form of Amendment filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 12, 2024, the Company” received a letter from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that, pursuant to Nasdaq Listing Rule IM-5101-2 (“Rule IM-5101-2”), the staff of Nasdaq (“Staff”) had determined that (i) the Company’s securities will be delisted from Nasdaq, (ii) trading of the Company’s Class A common stock and units will be suspended at the opening of business on November 19, 2024 and (iii) a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq. Under Rule IM-5101-2, a special purpose acquisition company must complete one or more business combinations within 36 months of the effectiveness of its initial public offering registration statement. Since the Company failed to complete its initial business combination by November 4, 2024, the Staff concluded that the Company did not comply with Rule IM-5101-2 and that the Company’s securities are now subject to delisting.

Item 8.01.	Other Events.

As previously disclosed, the Company postponed its Meeting and, in connection with such postponement, the right of the public shareholders of the Company to redeem their Class A ordinary shares issued in the Company’s initial public offering (the “Public Shares”) for their pro rata portion of the funds available in the Company’s trust account was extended to November 12, 2024 (two business days before the postponed Meeting) (the “Redemption Deadline”).

As of the Redemption Deadline, the pro rata portion of the trust account was approximately $11.49 per Public Share (the “Redemption Price”). The closing price of the Company’s Class A ordinary shares at the Redemption Deadline was $11.90. The Company cannot assure shareholders that they will be able to sell their Class A ordinary shares in the open market, even if the market price per share is higher than the Redemption Price stated above, as there may not be sufficient liquidity in its securities when such shareholders wish to sell their shares.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Form Amendment No. 1 to Non-Redemption Agreement among Chain Bridge I and certain Backstop Investors signatory thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2024

CHAIN BRIDGE I

By:	/s/ Andrew Cohen
Name:	Andrew Cohen
Title:	Chief Executive Officer